UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2021

Foresight Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40033	85-2992794
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2045 W. Grant Avenue
STE. B, PMB 82152
Chicago, IL 60612
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 882-8897

Not Applicable

(Former Name, or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Warrant	FOREU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	FORE	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	FOREW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 3, 2021, Foresight Acquisition Corp. (the “Company”) re-convened its special meeting of stockholders (the “Special Meeting”) in connection with the proposed business combinations (the “Business Combinations”) contemplated by the Agreement and Plan of Merger, dated as of May 25, 2021 (as amended or restated from time to time, the “Merger Agreement”), by and among the Company, P3 Health Group Holdings, LLC (“P3”) and FAC Merger Sub LLC (“P3 LLC”) and the Transaction and Combination Agreement, dated as of May 25, 2021 (as amended or restated from time to time, the “Transaction and Combination Agreement”), by and among the Company and the blocker entities, blocker sellers and other parties party thereto, as described in the definitive proxy statement filed by the Company with the SEC on October 28, 2021 (the “Proxy Statement”). Present at the reconvened Special Meeting were holders of 28,496,046 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), in person or by proxy, representing 70.598% of the voting power of the Class A Common Stock as of October 8, 2021, the record date for the Special Meeting (the “Record Date”), and constituting a quorum for the transaction of business. As of the Record Date, there were 40,363,750 shares of Class A Common Stock issued and outstanding.

At the Special Meeting, the Company’s stockholders approved the Business Combinations Proposal, the Charter Amendment Proposal, the Bylaw Amendment Proposal, the Governance Proposals, the Nasdaq Proposal, and the 2021 Plan Proposal, in each case as defined and described in greater detail in the Proxy Statement. The Adjournment Proposal, as defined and described in greater detail in the Proxy Statement, was not presented to the Company’s stockholders as the Business Combinations Proposal, the Charter Amendment Proposal, the Bylaw Amendment Proposal, the Governance Proposals, the Nasdaq Proposal and the 2021 Plan Proposal each received a sufficient number of votes for approval.

Set forth below are the final voting results for the Business Combinations Proposal, the Charter Amendment Proposal, the Bylaw Amendment Proposal, the Governance Proposals, the Nasdaq Proposal and the 2021 Plan Proposal:

The Business Combinations Proposal

The proposal to approve and adopt the Merger Agreement and the Transaction and Combination Agreement and the transactions contemplated thereby, was approved. The voting results of the shares of the Class A Common Stock were as follows:

For	Against	Abstentions
26,164,913	2,276,533	54,600

The Charter Amendment Proposal

The proposal to approve and adopt the proposed second amended and restated certificate of incorporation of the Company attached as Annex C to the Proxy Statement (the “Proposed Charter”), was approved. The voting results of the shares of the Class A Common Stock were as follows:

For	Against	Abstentions
26,155,908	2,285,638	54,500

The Bylaw Amendment Proposal

The proposal to approve amendments to the Company’s bylaws, in the form of the amended and restated bylaws attached as Annex D to the Proxy Statement (the “Proposed Bylaws”) was approved. The voting results of the shares of the Class A Common Stock were as follows:

For	Against	Abstentions
26,155,918	2,285,628	54,500

Governance Proposals

The following eight (8) separate governance proposals (the “Governance Proposals”) relating to the following material differences between the Company’s current amended and restated certificate of incorporation and the Proposed Charter and the Company’s current bylaws and the Proposed Bylaws, were approved on a non-binding advisory basis. The voting results of the shares of Class A Common Stock for each of the Governance Proposals were as follows:

Proposed Charter

(a)

Advisory Governance Proposal 4A—to increase the number of authorized shares of Class A Common Stock from 200,000,000 to 800,000,000 and increase the number of authorized shares of preferred stock from 1,000,000 to 10,000,000:

For	Against	Abstentions
24,058,128	4,383,918	54,000

(b)

Advisory Governance Proposal 4B—to create a new class of capital stock, Class V Common Stock, which will carry certain voting rights but no economic rights, and set the number of authorized shares of Class V Common Stock to 205,000,000:

For	Against	Abstentions
24,655,316	3,785,730	55,000

(c)

Advisory Governance Proposal 4C—to provide that the post-combination company renounces all interest and expectancy that the post-combination company would be entitled to have in, and all rights to be offered an opportunity to participate in, any business opportunity that from time to time may be presented to Foresight Sponsor Group, LLC and Chicago Pacific Founders or their affiliates (other than the post-combination company and its subsidiaries), and any of their respective principals, members, directors, partners, stockholders, officers, employees or other representatives (other than any such person who is also an officer or employee of the post-combination company or its subsidiaries), or any director or stockholder who is not employed by the post-combination company or its subsidiaries:

For	Against	Abstentions
24,056,908	4,385,138	54,000

(d)

Advisory Governance Proposal 4D—to provide for certain additional changes, including, among other things, (i) changing the corporate name from “Foresight Acquisition Corp.” to “P3 Health Partners Inc.”, (ii) making the post-combination company’s corporate existence perpetual, and (iii) removing certain provisions related to the Company’s status as a blank check company that will no longer be applicable upon consummation of the Business Combinations, all of which the Company’s board of directors believe is necessary to adequately address the needs of the post-combination company after the Business Combinations:

For	Against	Abstentions
26,154,903	2,286,143	55,000

(e)

Advisory Governance Proposal 4E—to modify the forum selection provision to designate the U.S. federal district courts as the exclusive forum for claims arising under the Securities Act of 1933, as amended (the “Securities Act”) and provide that the forum selection provision will not apply to claims seeking to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

For	Against	Abstentions
25,544,388	2,896,658	55,000

Proposed Bylaws

(f)

Advisory Governance Proposal 4F—to update the advance notice requirements for stockholder proposals and nominations to require enhanced disclosure about both the proposing stockholder and the nominee, including director questionnaires, disclosures of voting commitments and compensation arrangements, representations that any nominee will comply with all post-combination company board policies and enhanced disclosure of derivative and synthetic ownership interests:

For	Against	Abstentions
26,152,399	2,289,647	54,000

(g)	Advisory Governance Proposal 4G—to provide that special meetings of stockholders may be called by the Chairman of the post-combination company board or a majority of the whole board:

For	Against	Abstentions
24,061,438	4,380,308	54,300

(h)

Advisory Governance Proposal 4H—to change the required vote for stockholder approval in order to alter, amend or repeal the bylaws from the affirmative vote of a majority of the voting power of all outstanding shares of capital stock of the post-combination company entitled to vote generally in the election of directors, voting together as a single class, to at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the outstanding voting stock of the post-combination company entitled to vote:

For	Against	Abstentions
24,650,018	3,792,028	54,000

Nasdaq Proposal

The proposal to approve, in connection with the Business Combinations, for purposes of complying with applicable listing rules of The Nasdaq Capital Market: (a) the issuance of (i) shares of Class A Common Stock to the blocker sellers in the transactions contemplated by the Transaction and Combination Agreement and (ii) shares of Class V Common Stock to the P3 equityholders who subscribe for shares of Class V Common Stock in the P3 equityholders subscription, with the number of such shares of Class A Common Stock and Class V Common Stock being up to 10,048,179 and 202,551,822, respectively; (b) the issuance, in a private placement to be consummated concurrently with the closing of the Business Combinations, of up to 20,870,307 shares of Class A Common Stock for a purchase price of $10.00 per share and an aggregate purchase price of approximately $208.7 million pursuant to the terms of subscription agreements entered into with institutional accredited investors; and (c) the issuance of a number of shares of Class A Common Stock equal to the number of shares of Class V Common Stock issued in connection with the Business Combinations and the Merger Agreement, up to 202,551,822 shares, which shares of Class A Common Stock will be issuable to the holders of such shares of Class V Common Stock in connection with the future exchange of their equity interests of P3 LLC and shares of Class V Common Stock in accordance with the amended and restated limited liability company agreement of P3 LLC to be entered into in connection with the closing of the Business Combinations, was approved. The voting results of the shares of the Class A Common Stock were as follows:

For	Against	Abstentions
26,155,899	2,286,147	54,000

2021 Plan Proposal

The proposal to approve the adoption of the P3 Health Partners Inc. 2021 Incentive Award Plan was approved. The voting results of the shares of the Class A Common Stock were as follows:

For	Against	Abstentions
26,152,084	2,288,657	55,305

Holders of an aggregate of 27,887,684 shares of Class A Common Stock exercised their right to redeem their shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESIGHT ACQUISITION CORP.

Date: December 3, 2021	By:	/s/ Michael Balkin
Name: Michael Balkin
Title: Chief Executive Officer